CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of the 14th day of November, 2007, by and between Lantis Laser Inc. (the “Company”) and DC International Consulting, LLC with principal offices at 1709 Daibes Court, Edgewater, NJ 07020 with Fed ID# 37-1548085, Office Phone #: 201-941-6183, Cell Phone #: 973-943-2958, E-mail address: dannycolon927@yahoo.com (“Consultant”).

1.  Compensation.  The Company hereby agrees to transfer to the Consultant and the Consultant hereby agrees to receive from the Company an aggregate of two million five hundred thousand (2,500,000) shares of Common Stock (“Shares”) of Lantis Laser Inc. (LLSR) for the execution and completion of services in Exhibit A of this Agreement.  The Consultant will render the services as outlined in Exhibit A for 1 (one) year from the date of execution of this Agreement.  The Shares must be delivered to the Consultant no later than one week after the signing of this Agreement.  The certificate representing such Shares shall be designated as follows:  one (1) certificate representing two million five hundred thousand (2,500,000) restricted shares registered in the name “DC International Consulting, LLC” with address as at header of this Agreement.

2.  Representations and Warranties of Consultant.  The Consultant hereby represents and warrants to the Company as follows:

a.  Organization; Good Standing; Power and Authority; Binding Obligation. The Consultant has full power and authority to enter into this Agreement and is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted.  All action on the part of the Consultant necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Consultant hereunder,  without limitation, and the Consultant has all requisite power and authority to enter into this Agreement.

b.  Shares for Own Account.  The Shares will be acquired for investment for the Consultant’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof.  The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, act as a broker, transfer or grant participations to any person with respect to the Shares.  The Consultant has not construed the contents of this Agreement or any additional agreement with respect to the proposed investment in the Shares or any prior or subsequent communications from the Company, or any of its employees or representatives, as investment, tax or legal advice or as information necessarily applicable to the Consultant’s particular financial situation.  If deemed necessary by the Consultant, the Consultant has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning its investment in the Shares.

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c.  Disclosure.  The Consultant has had access to, received or reviewed all information which the Consultant has requested for the purposes of determining the merits of the Shares as an investment, including all reports Lantis Laser Inc.(LLSR) has filed pursuant to the U.S. Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission.  The Consultant has had an opportunity to ask questions and receive answers from the Company regarding the shares and its business, operations and financial condition, and answers have been provided to the Consultant’s full satisfaction.  The Consultant has fully reviewed all corporate and governance documents of the Company and such other documents, which the Consultant feels is necessary or appropriate prior to provide consulting services, understands all relevant terms thereof and has asked all questions and received answers thereto to the Consultant’s full satisfaction.  If deemed necessary by the Consultant, the Consultant has consulted with a professional advisor who has provided the Consultant with advice concerning the condition of the Company.

d.  Sophisticated Investor Status.  The Consultant is capable of bearing the economic risk of an investment in the Shares, including the possible loss of its entire investment, and the Consultant has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares offered hereby and its attendant economic risks.  The Consultant has not been organized solely for the purpose of acquiring the Shares.

e.  Investment Background.   The Consultant has, by reason of its business and financial experience, the capacity to protect its own interests in connection with this transaction, being an investment banking firm which has previously invested in restricted securities of closely held companies for its own account.

f.  Restricted Securities.  The Consultant understands that the Shares are “restricted securities” as that term is defined under Rule 144(a)(3), promulgated pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that under U.S. federal and state securities laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  The Consultant is otherwise familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act generally.

g.  Legends.  The Consultant understands that certificates or other evidence of the Restricted Shares shall bear the following, or substantially the following, legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

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3.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Consultant that the Company has full legal and beneficial ownership in and to the Shares, that the Shares are free of any and all claims and encumbrances, and there exist no restrictions upon the transfer of such Shares other than those duly noted upon the certificate(s) evidencing such Shares.

4.  Consents and Approvals; No Conflict.  The execution and delivery of this Agreement by the parties does not, and the performance of this Agreement by the parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.  The execution, delivery and performance of this Agreement by the Consultant does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of the Consultant, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to a party.

6.  The Company Covenant Regarding Legal Opinion.  The parties acknowledge that the Company has covenanted that it shall bear the cost of providing its transfer agent with a legal opinion regarding the transfer of the Shares in accordance with this Agreement and has contacted its counsel to provide such legal opinion pursuant to the terms and conditions of this Agreement.

7.  Effectiveness of Representations and Warranties.  The parties’ representations and warranties contained in this Agreement shall be true and correct, and with the same effect as though such representations and warranties had been made, on and as of the date that the transaction contemplated by Section 1 hereof is completed.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONSULTANT:		COMPANY:

By:	/s/ Danny Colon	By:	/s/ Stanley B Baron
DC International Consulting LLC		Lantis Laser Inc.

Name: Danny Colon		Name: Stanley B Baron

Title:		Title: President & CEO

Address of Consultant:		Address of Company:
Address: 1709 Daibes Court,		Address: 11 Stonebridge Court
Edgewater, NJ 07020		Denville, NJ 07834

Telephone: 973-943-2958		Telephone: 203-300-7622
Fax: 201-941-8163		Fax: 619-789-0454

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EXHIBIT A

The Consultant shall, generally, on a non-exclusive basis, as financial public relations advisor and consultant act: (1) as liaison between the Lantis Laser (LLSR) (the Company) and his database of stockbrokers; (2) as an advisor to the Company with respect to existing and potential market makers, broker-dealers, and investors, as well as a liaison between the Company and such persons; (3) as an advisor to the Company with respect to communications and information (e.g., interviews, press releases, financial media, etc.), as well as planning, designing, developing, and organizing, such communications and information, with the exception of due diligence packages which, in the instance of the desired distribution thereof to prospective investors, shall be effected by the Company.

The Consultant shall seek to make the Company, its management, its products and/or services, and its financial situation and prospects, known to the financial press, publications and TV financial news programs, financial talk shows, broker-dealers, institutional investors, market makers, investment advisors, and other members of the financial community as well as the Internet financial media and the public generally.

The Consultant shall profile the Company stock on his company CALIENTE STOCK’s website www.calientestocks.com and any other presence or portal of the company for investor awareness and exposure of the company as an Internet Financial Media for the period of one (1) year.

The Consultant shall familiarize itself with the business operations, financial condition and prospects of the Company and will review such corporate documents involving the Company, as it deems necessary.  The Consultant will work with the Company in developing a long-term financial strategy which will include private placements, future public offerings and/or strategic partnerships.

Consultant shall access its database of active brokers throughout the United States who may be interested in the Company.  The Consultant will contact brokers interested in recommending Company to their investor clients.

Consultant shall diligently market and promote Company to brokers and other investors, advisors, counselors, trustees, agents and other individuals and entities whom Consultant is legally permitted to contact (including with the proper disclosures and disclaimers) and shall introduce Company and its principals to the Consultants current and future network of brokerage firms and market makers.  Consultant shall promote Company on a daily basis.

Consultant shall organize, initiate, manage and facilitate broker/investor conference telephone calls and other presentations mutually agreeable to Company and Consultant.  Expenses for broker/investor conference calls and other presentations are to be paid by the Consultant.

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Consultant shall review and monitor Company’s stockholder base and all transfer agent and DTC reports, and shall analyze, present to, and discuss with Company the results and implications of such reports.  Company agrees to provide Consultant with all DTC reports on a weekly basis and a NOBO list on a monthly basis.

Consultant shall provide Company with DTC analysis on no less than a monthly basis, and will use their best efforts to provide said analysis on a more frequent basis.

Company will be permitted to visit Consultants facility, to discuss progress during the campaign.  Consultant represents and warrants it will not discuss any information that may be considered to be “insider information” with any employee of Consultant other than upper management and said discussions and communication will be solely on a need to know basis.

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